SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2007 (February 28, 2007)

ORSUS XELENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-117718	20-11998142
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

12th Floor, Tower B, Chaowai MEN Office Building
26 Chaowai Street, Chaoyang Disc.
Beijing, People’s Republic Of
China 100020
(Address of principal executive offices)

86-10-85653777
(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 28, 2007 the Board of Directors (the “Board”) of Orsus Xelent Technologies, Inc. (the “Company”) resolved to amend and restate Section 2.9 of Article II of the Amended and Restated By-Laws of the Company (the “By-Laws”) in order to comply with the requirements set forth in Section 703 of the AMEX Company Guide. The amendment of Section 2.9 of Article II of the By-Laws deleted the provision permitting the Board to close the Company’s stock transfer books for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders.

The foregoing is merely a summary of the amendment to Section 2.9 of Article II of the By-Laws and does not purport to be complete, and is qualified in its entirety by the copy of Section 2.9 of Article II of the By-Laws included as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.2	Section 2.9 of Article II of the Amended and Restated By-Laws of Orsus Xelent Technologies, Inc., as amended on February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2007

ORSUS XELENT TECHNOLOGIES, INC.

By:	/s/ Xin Wang
Name: Xin Wang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.2	Section 2.9 of Article II of the Amended and Restated By-Laws of Orsus Xelent Technologies, Inc., as amended on February 28, 2007.